UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10/A
Amendment No. 1
 _________________

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

_________________

MOD-PAC CORP.
 (Exact name of Registrant as specified in its charter)

New York	16-1271437
(State of Incorporation)	(I.R.S. Employer Identification Number)
1801 Elmwood Avenue Buffalo, New York	14207
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (716) 873-0640

_________________

Securities pursuant to section 12(b) of the Act:

NONE

Securities pursuant to section 12(g) of the Act:

$0.01 Par Value Common Stock
$0.01 Par Value Class B Stock
 (Title of Class)

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

Item No.	Caption	Location in Information Statement

1.	Business.	"Forward Looking Statements", "Summary", "The Distribution", Risk Factors", "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business" and "Relationship Between Astronics and Our Company After the Distribution"
2.	Financial Information.	"Summary", Selected Historical Financial Information", and "Management's Discussion and Analysis of Financial Condition and Results of Operations"
3.	Properties.	"Business"
4.	Securities Ownership of Certain Beneficial Owners and Management.	"The Distribution", "Management" and "Our Principal Shareholders"
5.	Directors and Executive Officers.	"Management"
6.	Executive Compensation.	"Management" and "Our Principal Shareholders"
7.	Certain Relationships and Related Transactions.	"Relationship Between Astronics and Our Company After the Distribution" and "Management"
8.	Legal Proceedings.	"Business"
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.	"The Distribution", "Dividend Policy" and "Description of Our Capital Stock"
10.	Recent Sales of Unregistered Securities.	Not Included (see Part II below)
11.	Description of Registrant's Securities to be Registered.	"The Distribution", "Dividend Policy" and "Description of Our Capital Stock"
12.	Indemnification of Directors and Officers.	"Indemnification of Directors and Officers"
13.	Financial Statements and Supplementary Data.	"Index to Financial Statements"
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable
15.	Financial Statements and Exhibits.	"Index to Financial Statements"

The Registrant's registration statement on Form 10, file number 000-50063, as filed with the Securities and Exchange Commission on November 1, 2002, is hereby amended to amend Exhibit 99.1 thereto and, in particular, the Report of Independent Auditors set forth on page F-2 thereof.

PART II
INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10. Recent Sales of Unregistered Securities

Item 15. Financial Statements and Exhibits

        (a) Financial Statements filed as part of this Registration Statement:

        The Registrant's financial statements as of December 31, 2001 and as of September 28, 2002 are included in the Information Statement filed as Exhibit 99.1 to this Registration Statement. All financial statement schedules not otherwise included with the financial statements presented in the Information Statement have been omitted because the information required by the schedule is not applicable or has been otherwise disclosed in the financial statements or the notes thereto.

        (b) Exhibits:

Exhibit Number	Exhibit
*2.1	Separation and Distribution Agreement dated as of ____________, 2002 by and between Astronics Corporation and the Registrant.
*3.1	Restated Certificate of Incorporation of the Registrant.
*3.2	Amended By-Laws of the Registrant.
*4.1	Specimen Common Share Certificate
*10.1	Tax Sharing Agreement dated as of ____________, 2002 by and between Astronics Corporation and the Registrant.
*10.2	Interim Services Agreement dated as of ____________, 2002 by and among Astronics Corporation the Registrant and Luminescent Systems, Inc.
*10.3	Employee Benefits Agreement dated as of _________________, 2002 by and between Astronics Corporation and the Registrant.
***10.4	Supply Agreement - North America dated as of September 30, 2002 between the Registrant and VistaPrint Limited.
***10.5	Supply Agreement - World Outside of North America dated as of September 30, 2002 between the Registrant and VistaPrint Limited.
*10.6	MOD-PAC CORP Employee Stock Option Plan.
*10.7	MOD-PAC CORP Employee Stock Purchase Plan.
*10.8	MOD-PAC CORP Directors Stock Option Plan.
***21.1	Subsidiaries of the Registrant.
**99.1	MOD-PAC Corp. Preliminary Information Statement dated _________, 2002.

______
* To be filed by amendment
** Filed herewith
*** Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 7, 2002
MOD-PAC CORP.

	By:	/s/ Daniel G. Keane
Daniel G. Keane
President